                                                                    Exhibit 99.1

                     CELERITEK REPORTS THIRD QUARTER RESULTS

      (SANTA CLARA, CA), Jan. 19, 2004,------Celeritek, Inc. (NASDAQ National Market System Symbol: CLTK), a manufacturer of GaAs semiconductor components for defense applications and commercial communications networks, today reported financial results for its third quarter ended December 31, 2004.

FINANCIAL RESULTS

      For the third quarter of fiscal 2005, Celeritek reported revenues of $2.8 million, compared with $7.7 million in the third quarter of fiscal 2004. Revenue in the third quarter of fiscal 2005 did not include revenue from Celeritek's defense subsystem business, which was sold to Teledyne Microwave on October 22, 2004.

      The net income according to U.S. generally accepted accounting principles
(GAAP) for the third quarter of fiscal 2005 was $22.9 million or $1.75 per share, compared with a GAAP net loss of $3.1 million or $0.25 per share for the same period a year ago. The GAAP net income in the third quarter of fiscal 2005 included a gain of $26.4 million on the sale of the Company's defense subsystem business, $0.2 million in other income from transition services provided to Teledyne Microwave and a net loss on the disposal of capital equipment of $0.2 million. Included in the GAAP net loss for the third quarter of fiscal 2004 was a special charge of $1.9 million related to Celeritek's decision to exit the wireless handset power amplifier market.

      In addition to reporting net sales, gross profit (loss) and operating loss in accordance with GAAP, Celeritek is separately reporting these items on a non-GAAP basis, referred to as pro forma financial data, in order to exclude the effect of the sale of its subsystem defense business. For the purposes of this press release, all references to "pro forma" results reflect non-GAAP financial information. In the quarter ended December 31, 2004, pro forma results excluded approximately $0.9 million in expenses directly attributable to the subsystem defense business.

      After excluding items directly related to the subsystem defense business, pro forma gross profit was $0.2 million in the third quarter of fiscal 2005 compared to pro forma gross profit of $0.9 million in the third quarter of fiscal 2004. Pro forma operating loss was $1.9 million in the third quarter of fiscal 2005 compared to pro forma operating loss of $4.1 million in the third quarter of fiscal 2004. The pro forma operating loss in fiscal 2004 included $1.9 million in special charges. A reconciliation of the Company's GAAP financial results to pro forma financial results is provided in the financial statement portion of this release.

      Celeritek's backlog at December 31, 2004 was $3.3 million in semiconductor products. The book-to-bill ratio in the quarter was 0.7.

      Semiconductor revenues were $2.8 million in the third quarter of fiscal 2005, compared to $3.0 million in the second quarter of fiscal 2005 and $3.0 million in the third quarter of fiscal 2004.

      Because of the sale of the defense subsystem business on October 22, 2004, there were no revenues from the defense subsystems business in the third quarter of fiscal 2005, compared to $4.7 million in the third quarter of fiscal 2004. Celeritek did incur approximately $0.9 million in expenses directly related to the subsystem defense business prior to the sale on October 22, 2004.

      Gross margin was a negative 15% of sales in the third quarter of fiscal 2005 versus a positive 34 % in the third quarter of fiscal 2004. Included in the cost of sales in the third quarter of fiscal 2005 was $0.6 million in overhead costs related to the defense subsystem business. The decline in gross margin is due to reduced revenue levels due to the sale of the defense subsystems business without a comparable reduction in manufacturing overhead costs.

      At December 31, 2004, Celeritek had $13.2 million in cash and short-term securities compared to $21.9 million at September 30, 2004. In the third quarter of fiscal 2005, Celeritek paid a dividend of $38.9 million ($3.00 per share) in cash to its shareholders and received $31.4 in net cash after expenses from the sale of the defense subsystems business. Celeritek used $1.2 million in cash in operations during the third quarter of fiscal 2005. Currently, Celeritek has 67 employees, as compared to 195 at September 30, 2004.

COMMENTS FROM MANAGEMENT

      "As previously announced, during the third quarter we sold our defense subsystems business to Teledyne Wireless for a net gain of $26.4 million and we declared and paid a one-time, extraordinary cash dividend on December 1, 2004 of $3.00 per share.

      As part of the sale of the defense subsystems business, we will continue to supply GaAs semiconductor components to Teledyne for use in the defense subsystem products. The divestiture of our defense subsystems business has allowed us to focus on our semiconductor operations," said Tamer Husseini, chairman and chief executive officer of Celeritek.

CONFERENCE CALL

      Celeritek will host a conference call this afternoon at 2:00 PM Pacific Time to discuss the results for the third quarter of fiscal 2005. The conference call will be broadcast live over the Internet and can be accessed through the Investor Relations section of Celeritek's web site: www.celeritek.com. The call will also be available live by dialing 888 633-8137 (within the US) and (212) 676-5414 (outside the US). A replay of the call will be available through Sunday, January 23(rd) until 4:00 PM PT. The replay number is (800) 633-8284 (within the US) and (402) 977-9140 (outside the US). Enter reservation # 21227651 for the replay.

USE OF NON-GAAP FINANCIAL MEASURES

      This press release includes financial measures for net sales, gross profit
(loss) and operating loss that exclude certain expenses that have not been calculated in accordance with GAAP. These measures differ from GAAP in that they exclude the effect of the sale of the defense subsystems business. Celeritek is providing these measurements in addition to GAAP financial results because it believes they provide a consistent basis for comparison between quarters that is not influenced by certain expenses and therefore helpful to understanding Celeritek's underlying operational results. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

ABOUT CELERITEK

      Celeritek designs and manufactures GaAs semiconductor components used in defense applications and commercial communications networks. Its GaAs semiconductor components primarily consist of transmit solutions, including power amplifiers, control devices, gain blocks and millimeter wave devices for use in defense and commercial applications. Commercial semiconductor applications include wireless communication network and satellite applications.

SAFE HARBOR STATEMENT

This release contains forward-looking statements. These forward-looking statements represent Celeritek's expectations or beliefs concerning future events and include statements, among others, regarding: the impact of the divestiture of the assets relating to the defense subsystems business; the expected benefits from the sale of the assets relating to the defense subsystems business to Teledyne; and the future of our remaining semiconductor operations. The Company undertakes no duty to update these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of known and unknown risk factors and uncertainties. Such risks may include, but are not necessarily limited to: the risk that our competitors may introduce products superior to ours; the risk that our semiconductor operations will not grow; and the risk that we will not achieve the necessary revenue level to reach profitability. Reference is made to the discussion of risk factors detailed in Celeritek's filings with the Securities and Exchange Commission, including its reports on Forms 10-K and 10-Q.

              Reconciliation of GAAP to Non-GAAP Financial Measures
                                 (In thousands)

                                   (Unaudited)

                                                     Three Months Ended December 31,
                                                     -------------------------------
                                                          2004           2003
                                                          ----           ----
GAAP net sales                                           $ 2,790       $ 7,714
Less subsystem defense sales                                  --         4,727
                                                         -------       -------
Pro forma net sales                                      $ 2,790       $ 2,987

GAAP gross profit (loss)                                 $  (407)      $ 2,630
Less subsystem defense gross (profit) loss                   616        (1,700)
                                                         -------       -------
Pro forma gross profit                                   $   209       $   930

GAAP operating loss                                      $(2,805)      $(3,406)
Less subsystem defense operating loss (income)               894          (689)
                                                         -------       -------
Pro forma operating loss                                 $(1,911)      $(4,095)

Pro Forma adjustments:

      These adjustments reflect the elimination of the direct costs of Celeritek's defense business as if the asset sale had occurred on April 1, 2003.

      In the third quarter of fiscal 2005, Celeritek did not have any revenue from the subsystem defense business, but did incur expenses directly related to that business until the sale of the business was completed on October 22, 2004. As a result, in the third quarter of fiscal 2005, the subsystems defense business had a negative gross margin as compared to the third quarter of fiscal 2004 in which there was $4.7 million of revenue and gross profit of $1.7 million.

      Included in the operating loss in the third quarter of 2004 was a special charge of $1.9 million related to Celeritek's decision to exit the wireless handset power amplifier market.

CELERITEK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)


                                                                                      December 31,    March 31,
                                                                                          2004          2004
                                                                                          ----          ----
                                                                                       (Unaudited)     (Note)
ASSETS
Current assets:
  Cash and cash equivalents                                                              $ 7,068      $ 3,121
  Short-term investments                                                                   6,091       24,110
  Accounts receivable, net                                                                 1,928        6,048
  Inventories                                                                                776        2,739
  Prepaid expenses and other current assets                                                  399        1,315
                                                                                         -------      -------
           Total current assets                                                           16,262       37,333
Property and equipment, net                                                                2,750        5,430
Strategic investments                                                                      2,504        2,741
Other assets                                                                                 589        1,262
                                                                                         -------       ------
Total assets                                                                             $22,105      $46,766
                                                                                         =======      =======

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                       $ 1,892      $ 3,171
  Accrued payroll                                                                            662        1,459
  Accrued liabilities                                                                      2,462        4,826
  Current portion of long-term debt                                                           --        1,866
  Current obligations under capital leases                                                    16          328
                                                                                         -------       ------
          Total current liabilities                                                        5,032       11,650
Shareholders' equity                                                                      17,073       35,116
                                                                                         -------       ------
Total liabilities and shareholders' equity                                               $22,105      $46,766
                                                                                         =======      =======



              Note: The balance sheets at March 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

CELERITEK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)


                                                                   Three Months Ended                Nine Months Ended
                                                                      December 31,                      December 31,
                                                               -------------------------         -------------------------
                                                                 2004             2003             2004            2003
                                                               --------         --------         --------         --------
Net sales                                                      $  2,790         $  7,714         $ 17,598         $ 21,369
Cost of goods sold                                                3,197            5,084           12,995           16,805
                                                               --------         --------         --------         --------

Gross profit (loss)                                                (407)           2,630            4,603            4,564
Operating expenses:
  Research and development                                        1,290            1,861            4,812            7,690
  Selling, general and administrative                             1,108            1,913            4,991            6,307
  Costs related to shareholder and strategic activities              --              323               --            3,036
  Special charges                                                    --            1,939               --            4,540
  Amortization of intangibles                                        --               --               --              257
                                                               --------         --------         --------         --------
Total operating expenses                                          2,398            6,036            9,803           21,830
Loss from operations                                             (2,805)          (3,406)          (5,200)         (17,266)
Impairment of strategic investment                                   --               --             (237)              --
Gain on sale of defense business                                 26,402               --           26,402               --
Interest income and other, net                                      134              258              451            1,490
                                                               --------         --------         --------         --------
Income (loss) before income tax                                  23,731           (3,148)          21,416          (15,776)
Provision for income taxes                                          800               --              800               --
                                                               --------         --------         --------         --------
Net income (loss)                                              $ 22,931         ($ 3,148)        $ 20,616         ($15,776)
                                                               ========         ========         ========         ========

Basic earnings (loss) per share                                $   1.77         ($  0.25)        $   1.60         ($  1.27)
                                                               ========         ========         ========         ========
Diluted earnings (loss) per share                              $   1.75         ($  0.25)        $   1.59         ($  1.27)
                                                               ========         ========         ========         ========

Weighted average common shares outstanding                       12,951           12,408           12,900           12,375
Weighted average common shares outstanding,
  assuming dilution                                              13,080           12,408           12,943           12,375